UNITED STATES SECURITIES
AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to
§240.14a-12
U-HAUL
HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE OF THE 2023 ANNUAL MEETING OF STOCKHOLDERS OF U-HAUL HOLDING COMPANY

DATE: Thursday, August 17, 2023

TIME: 9:00 a.m. Pacific Daylight Time / 12 noon Eastern Daylight Time

PLACE: Shoen Family Conference and Fitness Center

45 E. Roanoke Rd, Phoenix, Arizona 85004

and webcast live at investors.uhaul.com

Dear Fellow Stockholders:	July 7, 2023

We look forward to the 2023 Annual Meeting of Stockholders (“2023 Annual Meeting”) of U-Haul Holding Company (the “Company”) and are pleased to once again offer our meeting materials over the internet and to webcast this annual meeting. We believe that using the internet to distribute our materials and to host the meeting will allow more stockholders to participate in the meeting. We also expect that this approach will lower costs associated with the meeting and is consistent with our environmental sustainability initiatives.

During the meeting, three (3) proposals will be presented for consideration and approval:

Proposal 1:

The election of the following Directors, each to hold office and serve as a member of the Board of Directors (the “Board”) until the 2024 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt, Roberta R. Shank and Samuel J. Shoen.

Proposal 2:	An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Proposal 3:

A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers of the Company with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies, for the fiscal year ended March 31, 2023.

I encourage you to read the proxy statement for more information on each of these proposals, and to vote on each proposal.

Holders of our voting common stock at the close of business on the record date of June 20, 2023 are entitled to vote at either the Annual Meeting or by proxy. In addition, holders of voting common stock may also vote on any other business as may properly come before the 2023 Annual Meeting or any continuation, postponement or adjournment thereof. On such other business, to the maximum extent allowed by the Securities and Exchange Commission’s proxy rules, New York Stock Exchange rules and any other applicable law, any proxy holders will vote as they determine in their discretion.

I encourage stockholders to participate in the 2023 Annual Meeting via the webcast in order to reduce the carbon footprint resulting from the meeting. I also encourage holders of voting common stock to vote, whether or not you attend or participate in the meeting. The Board has fixed the close of business on June 20, 2023, as the record date for determination of stockholders entitled to notice of and to vote at the 2023 Annual Meeting or any continuation, adjournment or postponement thereof. If you vote over the internet or by telephone, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 16, 2023, for shares held directly, and by 11:59 p.m. Eastern Daylight Time on August 14, 2023, for shares held in a Plan to be counted. Mail-in ballots should be mailed by August 3, 2023.

Sincerely yours,

/s/ Edward J. Shoen

Edward J. Shoen

Chairman and President

PROXY STATEMENT

2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, AUGUST 17, 2023

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of U-Haul Holding Company, a Nevada corporation formerly known as AMERCO (the “Company” or “U-Haul Holding Company”), with respect to the 2023 Annual Meeting of Stockholders of U-Haul Holding Company and any continuation, adjournment or postponement thereof (the “Annual Meeting”). The matters to be voted upon at the Annual Meeting are:

(i)

The election of the following Directors, each to hold office and serve as a member of the Board until the 2024 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt, Roberta R. Shank and Samuel J. Shoen;

(ii)	An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement; and

(iii)

A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers of the Company with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies for the fiscal year ended March 31, 2023 (“Fiscal 2023”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is first being sent to stockholders on or about July 7, 2023. The Proxy Statement and the form of proxy relating to the Annual Meeting are first being made available to stockholders on or about July 7, 2023.

The Board has fixed the close of business on June 20, 2023, as the record date (the “Record Date”) for determination of stockholders entitled to notice of and to vote at the Annual Meeting or any continuation, adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I being provided with these materials?

Owners of record of U-Haul Holding Company common stock, par value $0.25 per share, (“Voting Common Stock”) as of the close of business on the Record Date are entitled to vote in connection with the Annual Meeting. If you are a holder of Voting Common Stock, you are requested to vote on the proposals described in this Proxy Statement. This Proxy Statement describes the proposals presented for stockholder action at our Annual Meeting and includes information required to be disclosed to stockholders in connection with the Annual Meeting.

These materials are also being provided for informational purposes to owners of record of U-Haul Holding Company series N non-voting common stock, par value $0.001, (“Non-Voting Common Stock”). Shares of Non-Voting Common Stock do not entitle their holders to vote at the Annual Meeting.

Why have I received a Notice of Internet Availability of Proxy Materials?

In accordance with applicable rules of the Securities and Exchange Commission (the “SEC”) governing the solicitation of proxies, we are permitted to furnish proxy materials to our stockholders on the internet, in lieu of mailing printed copies of the documents. You will not receive a printed copy of the proxy materials unless you request a printed copy. The Notice instructs you as to how to access the proxy materials on the internet. The Notice also instructs you as to how to vote. If you would like to receive a printed copy of the proxy materials, please follow the instructions for requesting such materials included in the Notice. You may also download or print these materials, or any portion thereof, from any computer with internet access and a printer.

Who can vote in connection with the Annual Meeting?

You may vote if you were the record or beneficial owner of Voting Common Stock as of the close of business on the Record Date. As of the Record Date, there were 19,607,788 shares of Voting Common Stock outstanding and entitled to vote. Each holder of Voting Common Stock on the Record Date is entitled to cast one vote per share of Voting Common Stock held on all items being voted on at the Annual Meeting. In this Proxy Statement, when we refer to stockholders who may vote at the Annual Meeting, we are referring to holders of shares of Voting Common Stock.

On October 24, 2022, the Company issued shares of Non-Voting Common Stock through a stock dividend, on a 9-for-1 basis, to then-existing holders of the Company’s Voting Common Stock. There were 176,470,092 shares of Non-Voting Common Stock outstanding on the Record Date. Shares of Non-Voting Common Stock do not entitle their holders to vote at the Annual Meeting.

If you hold shares of Voting Common Stock and shares of Non-Voting Common Stock, you may only vote your shares of Voting Common Stock.

How do I attend the Annual Meeting?

The Annual Meeting will be webcast live over the internet at investors.uhaul.com and will be hosted at the Shoen Family Conference and Fitness Center, 45 E. Roanoke Road, Phoenix, Arizona 85004, at 9:00 a.m. Pacific Daylight Time / 12 noon Eastern Daylight Time, on August 17, 2023. Rather than physically attending the Annual Meeting, we encourage stockholders to attend the Annual Meeting via the live webcast. We believe this is one way to reduce the carbon footprint resulting from the Annual Meeting. In-person attendance at the Annual Meeting is limited to stockholders as of the Record Date or their legal proxies, and valid photo identification and a copy of such proxy, if applicable, is required for any such attendee. If your shares are held in “street name” (for instance, through a brokerage firm or bank), you will also need to bring evidence of your beneficial ownership, such as a recent statement from your brokerage account. We discuss holders in “street name” in more detail below.

What am I voting on?

You are voting on:

Proposal 1:

The election of the following Directors, each to hold office and serve as a member of the Board until the 2024 Annual Meeting of Stockholders: Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt, Roberta R. Shank and Samuel J. Shoen.

Proposal 2:	An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement.

Proposal 3:

A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board and executive officers of the Company with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies for Fiscal 2023.

In addition, stockholders may also vote on any other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof. On such other business, to the maximum extent allowed by the SEC’s proxy rules and New York Stock Exchange (“NYSE”) rules and any other applicable law, the proxy holders will vote as they determine in their discretion.

How does the Board recommend that I vote my shares?

The Board recommendations are as follows:

Proposal 1:	The Board recommends a vote “FOR” each of the Director nominees named in this Proxy Statement.

Proposal 2:	The Board recommends a vote “FOR” such proposal.

Proposal 3:	The Board recommends a vote “FOR” such proposal.

We encourage all stockholders to vote their shares of Voting Common Stock. If you own your shares of Voting Common Stock pursuant to the Company’s Employee Stock Ownership Plan (“ESOP”) and you do not vote, the ESOP Trustee will vote your shares on your behalf, in its discretion. If you own your shares in “street name” we encourage you to specifically direct your broker (or other record holder) to vote your shares by returning appropriate voting instructions which will be provided to you from that broker or other record holder.

What types of votes are permitted on each Item?

Proposal 1:	You may either vote “FOR” all the nominees to the Board, you may “WITHHOLD” for all nominees, or you may “WITHHOLD” your vote from any individual nominee you specify.
Proposal 2:	You may vote “FOR,” “AGAINST,” or “ABSTAIN”.
Proposal 3:	You may vote “FOR,” “AGAINST” or “ABSTAIN”.

If you vote “WITHHOLD” in the case of Proposal 1 with respect to any director nominee or “ABSTAIN” (in the case of Proposals 2 or 3), your vote will not be counted as a vote cast in favor of such nominee or on such Proposal.

How many votes are needed to approve each Item?

Proposal 1:	The eight (8) nominees receiving the most “FOR” votes will be elected.
Proposal 2:	The number of votes cast “FOR” this proposal must exceed the number of votes cast against it.
Proposal 3:	The number of votes cast “FOR” this proposal must exceed the number of votes cast against it.

How many votes must be present, whether in person or by proxy, to hold the Annual Meeting?

In order for the Annual Meeting to proceed, holders of one-third of the outstanding shares of Voting Common Stock entitled to vote must be present, in person or by proxy, at the meeting. This is referred to as a quorum. Abstentions, withheld votes, and broker non-votes (as described below) are included and counted for purposes of establishing a quorum at the meeting.

What are broker non-votes?

Broker non-votes occur with respect to shares held in “street name,” in cases where the record owner (for instance, the brokerage firm or bank) does not receive voting instructions from the beneficial owner and does not have discretionary voting authority with respect to a particular matter. Brokerage firms and banks have discretionary voting authority to vote with respect to “routine” matters; however, they do not have discretionary authority to vote on “non-routine” matters. The following proposals will be considered “non-routine” and therefore your broker will not be able to vote your shares with respect to these proposals unless the broker receives specific voting instructions from you: Proposal 1 (Election of Directors), Proposal 2 (Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers), and Proposal 3 (Stockholder Proposal to Ratify and Affirm the Decisions and Actions Taken by the Board and Executive Officers of the Company with respect to U-Haul Holding Company, its Subsidiaries, and its Various Constituencies for Fiscal 2023). Broker non-votes are not considered votes cast and will not be counted towards any of these proposals and will have no effect on the outcome of such proposals. However, broker non-votes (as well as “abstain” and withheld votes) will be counted towards the presence of a quorum.

What if my shares of Voting Common Stock are not registered directly in my name?

If the record owner of your shares of Voting Common Stock is a brokerage firm or bank, then your shares are considered to be held in “street name”. If on the Record Date your shares were held in “street name” or you otherwise were not the record holder of those shares, then you are the beneficial owner of those shares, and those shares are not registered directly in your name. The organization holding your account is considered the stockholder of record for purposes of the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. You will receive the Notice, and other proxy materials if requested, as well as voting instructions, directly from that organization. As discussed directly above under the heading “What are broker non-votes”, if you own your shares in “street name” and do not instruct your broker, banker or other designated record holder of the shares as to how to vote, then that broker, banker or other designated record holder will not have discretion to vote on any proposals at the Annual Meeting. We encourage you to specifically direct your broker, banker (or other designated record holder) as to how to vote your shares by returning your voting instructions form or other documents as requested by your broker, banker or other designated record holder.

If I am a stockholder of record of Voting Common Stock, how do I cast my vote?

There are several ways to cast your vote:

•	You may vote over the internet, by going to proxyvote.com. You will need to type in the control number indicated on your Proxy Card and follow the instructions.
•	You may vote over the telephone by dialing 1-800-690-6903 and following the recorded instructions. You will need the control number indicated on your Proxy Card.
•

You may vote by mailing in the Proxy Card. To vote by mail, you must first request and obtain a paper copy of the materials, which will include a Proxy Card. Then, complete, sign and date your Proxy Card and mail it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

•	You may vote in person, at the commencement of the Annual Meeting.

If you vote over the internet or by telephone, your vote must be received by 11:59 p.m. Eastern Daylight Time on August 16, 2023, for shares held directly, and by 11:59 p.m. Eastern Daylight Time on August 14, 2023, for shares held in a Plan, to be counted. If you vote by mail, please ensure that your completed Proxy Card is mailed no later than August 3, 2023.

How do I vote if I hold my Voting Common Stock through the Company’s ESOP?

If you hold your Voting Common Stock through the ESOP, you may vote in the same manner as stockholders of record, as described immediately above. If you do not vote your stock held through the ESOP, the ESOP Trustee will vote your shares for you, in the ESOP Trustee’s discretion. We encourage you to vote your ESOP shares.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of our Voting Common Stock that you owned as of the close of business on the Record Date. Holders of Non-Voting Common Stock are not entitled to vote any shares of Non-Voting Common Stock at the Annual Meeting.

Who tabulates the votes cast at the Annual Meeting?

We have hired Broadridge Financial Solutions, Inc. or its designee (“Broadridge”) to tabulate the votes cast in connection with the Annual Meeting. In addition, an employee of Broadridge or its designee will be present at the meeting to serve as the Inspector of Elections.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be considered at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, then all shares of Voting Common Stock validly represented by proxies will be voted in accordance with the discretion of the appointed proxy holder to the extent allowed by SEC and NYSE rules.

What does it mean if I receive more than one Notice or Proxy Card?

If you receive more than one Notice or Proxy Card, your shares of Voting Common Stock are owned in more than one name or in multiple accounts. In order to ensure that all of your shares are voted, you must follow the voting instructions included in each Notice and Proxy Card.

How will I know the voting results?

Preliminary voting results will be announced at the Annual Meeting. Final results will be reported on Form 8-K filed with the SEC within four (4) business days following the Annual Meeting.

How can I access the Proxy Statement and Annual Report electronically?

To access the Proxy Statement and Annual Report electronically, please visit proxyvote.com or the Company’s Investor Relations website, investors.uhaul.com. You may also consent to receive all future Company proxy statements and annual reports electronically via e-mail. To sign up for e-delivery, please go to investors.uhaul.com, and click on the yellow “Electronic Delivery Enrollment” box toward the top of the page and follow the instructions.

How can I revoke my Proxy?

You may change or revoke your vote by filing with the Company’s Secretary either a notice of revocation or a signed Proxy Card bearing a later date than the Proxy Card you wish to revoke, or by later re-voting by telephone or over the internet, in each case no later than 11:59 p.m. Eastern Daylight Time on August 16, 2023, for shares held directly, and by 11:59 p.m. Eastern Daylight Time on August 14, 2023 for shares held in a Plan. You may also revoke your vote with respect to your shares if you attend the Annual Meeting in person and so request, although attendance at the meeting will not automatically revoke your proxy absent specific action on your part.

Who will pay the costs of soliciting these Proxies?

The Board is soliciting proxies from holders of Voting Common Stock and Directors, officers or other employees may assist in that effort by mail, email, telephone, facsimile or in person. We are not paying any third party to solicit proxies on behalf of the Board, but should any costs arise related to the solicitation of proxies then the Company will bear those costs. We will not provide compensation, other than usual compensation, to our Directors, officers and other employees who solicit proxies.

PROPOSAL 1

THE ELECTION OF DIRECTORS

The independent Directors have nominated the following individuals to stand for election at this Annual Meeting: Edward J. Shoen, James E. Acridge, John P. Brogan, James J. Grogan, Richard J. Herrera, Karl A. Schmidt, Roberta R. Shank and Samuel J. Shoen, and to serve as members of the Board until the 2024 Annual Meeting or until their respective successors are duly elected and qualified or their earlier death, resignation or removal. As of the filing date of this Proxy Statement, each of the nominees is willing and able to serve as a Director of the Company. See “Board of Directors and Corporate Governance” for information regarding each of the Director nominees.

The person named in the enclosed proxy will vote to elect all of the nominees as Directors for terms ending at the 2024 Annual Meeting, unless you withhold authority to vote for any or all of the nominees by marking the proxy to that effect or so voting in person. If one or more of the eight (8) nominees becomes unavailable to serve prior to the date of the Annual Meeting, the person named as proxy holder will vote those shares for the election of such other person(s) as the Board may recommend, unless the Board reduces the total number of Directors.

Directors are elected by a plurality of the shares cast, whether in person or by proxy. Votes may be cast “FOR” all nominees, “WITHHOLD” for all nominees, or “WITHHOLD” as to individual specific nominees. The eight (8) nominees who receive the greatest number of votes cast “FOR” their election will be elected as Directors.

The Board recommends a vote “FOR” each Director nominee named in the Proxy Statement.

PROPOSAL 2

ADVISORY VOTE TO APPROVE THE COMPENSATION PAID

TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which were added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)), and the related rules of the SEC, the Company is providing stockholders the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Named Executive Officers as disclosed below in this Proxy Statement (commonly referred to as “say-on-pay”), including the Compensation Discussion and Analysis (the “CD&A”), the tabular disclosures regarding compensation of our Named Executive Officers and the narrative disclosure accompanying these tables.

We currently seek advisory votes on the compensation of our Named Executive Officers every three (3) years. We last sought such an advisory vote in 2020. We are also required to seek an advisory vote from our stockholders on the frequency of future advisory votes on the compensation of our Named Executive Officers not less than frequently than every sixth year. We last sought such an advisory vote on the frequency in 2020 and must seek the next such advisory vote not later than 2026.

As discussed in the CD&A, we believe that our compensation policies and decisions are focused on pay-for-performance principles and are strongly aligned with the long-term interests of our stockholders. The objectives of the Company’s executive compensation program are to retain current executive officers, to encourage existing personnel to self-develop and magnify functional responsibilities and to entice qualified individuals to join the Company in executive positions as such positions are created or vacated. Our compensation program is intended to encourage an environment of teamwork, loyalty and fairness at all levels of the Company. This proposal gives you as a stockholder the opportunity to express your views regarding the Company’s executive compensation policies and procedures. The vote is not intended to address any specific item of compensation but rather the overall compensation of our Named Executive Officers and the principles and procedures described in this Proxy Statement.

Although this advisory vote is non-binding, the Board and the Compensation Committee value the views of stockholders and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

The Board recommends a vote “FOR” approval of Proposal 2, as follows:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and

Analysis, compensation tables, and narrative discussion, is hereby APPROVED.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The purpose of this Compensation Discussion and Analysis (“CD&A”) is to provide material information about the Company’s compensation philosophy, objectives and other relevant policies and to explain and put into context the material elements of the disclosure that follows in this Proxy Statement with respect to the compensation of our Named Executive Officers (“NEOs”). For Fiscal 2023, the Company’s NEOs were:

Edward J. Shoen, Chairman and President of U-Haul Holding Company;

Jason A. Berg, Chief Financial Officer of U-Haul Holding Company;

Laurence J. De Respino, General Counsel;

Samuel J. Shoen, Vice Chairman and U-Box Project Manager; and

John C. Taylor, President of U-Haul International, Inc. (“U-Haul”).

Compensation Philosophy and Objectives

The objectives of the Company’s executive compensation program are to retain current executive officers, to encourage existing personnel to self-develop and magnify functional responsibilities and to entice qualified individuals to join the Company in executive positions as such positions are created or vacated. The compensation program is intended to encourage an environment of teamwork, loyalty, and fairness at all levels of the Company.

While this CD&A focuses on the compensation of the NEOs, the philosophy and objectives we discuss are generally applicable to all of the Company’s senior officers.

Implementation of Objectives

It is the duty of the Compensation Committee of the Board to review and determine the annual compensation paid to the President and other executive officers. In doing so, it is the policy of the Compensation Committee and the President to keep in mind the Company’s approach to overhead costs and such executive officer’s impact on the Company’s objective of providing customers with an affordable product and service. The Compensation Committee obtains feedback from the President for establishing performance objectives and reviewing the performance of the other executive officers, appropriate levels and components of compensation, and any other items as the Compensation Committee may request.

The Compensation Committee evaluates the compensation of the President at least annually to ensure that it is fair, reasonable, and aligned with the Company’s overall objectives.

The Compensation Committee did not utilize any benchmarking measure in Fiscal 2023 and traditionally has not tied compensation directly to a specific performance measurement, market value of the Company’s common stock or benchmark related to any established peer or industry group. Rather, the Company generally seeks to compensate individual executives commensurate with historic pay levels for such position, adjusted for time and tenure with the Company. Salary increases were strongly correlated to the President’s assessment of each Named Executive Officer’s performance and the President’s recommendation on the appropriateness of any increase. The Company also generally seeks to increase or decrease compensation, as appropriate, based upon changes in an executive officer’s functional responsibilities within the Company.

The intention of the Company has been to compensate the NEOs in a manner that maximizes the Company’s ability to deduct such compensation expenses for federal income tax purposes, which, for tax years beginning before January 1, 2023, included review and consideration of the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Despite this consideration, the Company has always retained the discretion to provide compensation that is not “performance-based” under the Code when it is determined that such compensation is in the best interests of the Company and its stockholders and other constituencies. For Fiscal 2024, the Company expects to deduct most of the compensation paid to the Named Executive Officers pursuant to the Code.

Elements Used to Achieve Compensation Objectives

The principal components of the Company’s compensation program in Fiscal 2023 were:

•	Base salary;
•	Discretionary cash bonus;
•	Certain long-term incentives; and
•	Other benefits.

Base Salary. The Company pays its NEOs base salaries commensurate with the scope of their job responsibilities, individual experience, performance, and the period of time over which they have performed their duties. The base salary is typically reviewed annually with adjustments made based upon an analysis of performance and the addition or removal of functional responsibilities. There are no guarantees of base salary adjustments. The amount of base salary paid to each of the NEOs during Fiscal 2023 is shown in the Summary Compensation Table (“SCT”).

Discretionary Cash Bonus. In Fiscal 2023, discretionary cash bonuses were awarded to NEOs based upon subjective criteria determined by the Compensation Committee or the President. These criteria included such factors as level of responsibility, contributions to results, and retention considerations. The Company has not entered into any agreements stipulating or guaranteeing bonuses for any of its NEOs. The amount of discretionary cash bonuses paid to each of the NEOs during Fiscal 2023 is shown in the SCT.

Certain Long-Term Incentives. In Fiscal 2023, the Company did not grant equity interests to its NEOs other than through its ESOP, which is available on the same terms to all employees of the Company. The Company has not implemented any specific policy requiring its NEOs or other officers and/or employees to own the Company’s common stock.

Other Benefits. The NEOs participate in employee benefits plans generally available to all full-time employees of the Company on a non-discriminatory basis including medical, dental, vision, and prescription drug insurance, life insurance, accidental death and dismemberment insurance, disability insurance, a 401(k) plan, vacation and sick pay, and postretirement benefits.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the CD&A prepared by management and included in this Proxy Statement for the Annual Meeting. In reliance on these reviews and discussions with management, the Compensation Committee recommended to the Board, and the Board has approved, that the CD&A be included in the Proxy Statement for the Annual Meeting for filing with the SEC.

This report is submitted by the Compensation Committee.

James E. Acridge	John P. Brogan	Roberta R. Shank

Pursuant to Instructions 1 and 2 to Item 407(e)(5) of Regulation S-K this “Compensation Committee Report” shall not be deemed to be filed with the SEC for purposes of the Exchange Act of 1934, nor shall such report be deemed to be incorporated by reference in any past or future filing by the Company under the Exchange

Act or the Securities Act of 1933, as amended (the “Securities Act”), unless the intention to do so is expressly indicated.

Compensation Risk Assessment

The Company has assessed the risks that could arise from its compensation policies for all employees, including employees who are not NEOs, and does not believe that such policies are reasonably likely to have a material adverse effect on the Company. In consideration of these matters and after reviewing each element of the Company’s compensation programs, including base salary, cash incentives and equity compensation, we determined that (i) our NEOs’ compensation, including incentive compensation, is not a significant percentage of revenue for the Company or any applicable subsidiary’s revenue, (ii) due in large part to our equity ownership structure, we believe that the interests of management and stockholders are strongly aligned, and (iii) due to the limited nature of our incentive compensation and range of potential increases in salaries year over year, as well as our overall conservative approach to compensation, our policies and programs do not encourage excessive risk-taking by our management or our Board and we believe such policies and procedures result in a strong alignment between the interests of management and stockholders.

2020 Advisory Vote on the Compensation of the Company’s Named Executive Officers

U-Haul Holding Company provided stockholders with an advisory vote on its compensation of the Company’s NEOs in 2020. At our 2020 Annual Meeting of Stockholders, more than 92% of the votes cast on this proposal were in favor of our executive compensation program and policies. The Compensation Committee evaluated the results of the vote and, due in large part to the substantial stockholder support of our executive compensation program, the Compensation Committee did not make any significant changes to our executive compensation program and policies for Fiscal 2023 compensation. The Compensation Committee will continue to consider the outcome of future advisory votes when making future compensation decisions for the NEOs, including the advisory vote at this Annual Meeting.

At our 2020 Annual Meeting of Stockholders, stockholders approved the Board’s recommendation to make the frequency of future advisory votes on the compensation of the NEOs occur every three (3) years. Based on this vote, the Board determined that our next stockholder advisory vote on the compensation of NEOs vote will be at this Annual Meeting.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards (1)	Other (2)	Total Compensation

Edward J. Shoen	2023	$675,004	$200,000	$8,487	$128,125	$1,011,616

Chairman and President of U-Haul Holding Company

	2022	$675,004	$219,500	$9,740	$107,500	$1,011,744

	2021	$675,004	$215,000	$41	$107,500	$997,545

Jason A. Berg	2023	$415,391	$250,000	$10,277	$-	$675,668

Chief Financial Officer of U-Haul Holding Company

	2022	$415,392	$250,000	$11,247	$-	$676,639

	2021	$415,392	$200,000	$2,548	$-	$617,940

John C. Taylor	2023	$285,581	$300,000	$12,485	$15,000	$613,066

President of U-Haul

	2022	$285,581	$304,000	$13,158	$15,000	$617,739

	2021	$285,581	$300,000	$5,730	$15,000	$606,311

Samuel J. Shoen	2023	$285,576	$275,000	$9,819	$128,125	$698,520

U-Box Project Manager

Vice Chairman of U-Haul Holding Company	2022	$285,576	$250,000	$10,872	$107,500	$653,948

	2021	$248,079	$200,000	$1,887	$107,500	$557,466

Laurence J. De Respino	2023	$311,538	$220,000	$9,736	$-	$541,274

General Counsel(3)

	2022	$311,538	$200,000	$10,778	$-	$522,316

	2021	$311,538	$155,000	$1,768	$-	$468,306

(1) Amounts represent the compensation cost recognized for financial statement reporting purposes under ASC: 718 Compensation—Stock Compensation for Fiscal 2023, 2022 and 2021 with respect to our Voting Common Stock and Non-Voting Common Stock allocated under the ESOP. Grant date fair value is the closing price on date of grant for stock, and also includes the value of the shares purchased by the ESOP: (a) from the $0.50, $0.50, $0.50, $0.50, $0.50, $2.00, and $0.50, per share Voting Common Stock dividends paid with respect to the ESOP shares beneficially owned as of September 6, 2022, April 18, 2022, October 18, 2021, September 7, 2021, June 24, 2021, December 21, 2020, and September 7, 2020, respectively, the record dates for such dividends, and (b) from the $0.04 and $0.04 per share Non-Voting Common Stock dividends paid with respect to the ESOP shares beneficially owned as of March 14, 2023 and December 19, 2022, respectively, the record dates for such dividends.

(2) Amounts represent annual fees paid to each NEO in his capacity as a director of the Company or company subsidiaries or as a member of a committee of the U-Haul Holding Company Board.

(3) Laurence J. De Respino retired from his position as General Counsel effective May 12, 2023.

Analysis of Fiscal 2023 Compensation Decisions

The compensation amounts for Edward J. Shoen, the Chairman and President of U-Haul Holding Company, and of the other executive officers are established by the Compensation Committee. Base salaries for the NEOs did not materially change in Fiscal 2023.

Discretionary cash bonuses were paid to Edward J. Shoen, Jason A. Berg, John C. Taylor, Laurence J. De Respino and Samuel J. Shoen in Fiscal 2023 in recognition of their service to the Company as recommended by the Compensation Committee or the President, as applicable. The Company does not have an established bonus plan for its NEOs. Such discretionary cash bonuses were approved by the Compensation Committee based upon the Committee’s best judgment in light of its evaluation of performance and existing facts and circumstances.

CEO PAY RATIO

Pursuant to the Dodd-Frank Act, we are required to disclose the median total annual compensation of all Company employees (excluding our principal executive officer), the total annual compensation of Mr. Edward J. Shoen, President and Chief Executive Officer of U-Haul Holding Company (“CEO”), and the ratio of these two amounts.

The Company has elected to identify its median employee every three years unless a significant change in employee population or employee compensation arrangements occurs. In Fiscal 2023, Mr. Shoen earned $1,011,616, as reflected in the Summary Compensation Table included in this Proxy Statement. Our Fiscal 2023 median employee’s annual total compensation was $25,901. The ratio of the compensation paid to our CEO compared to the compensation paid to our median employee for Fiscal 2023 was 39:1.

In our Fiscal 2023 calculation, we calculated our median employee compensation using the same rules used to calculate total compensation for our CEO as set forth in the Summary Compensation Table. The pay ratio is a reasonable estimate calculated in accordance with SEC rules and methods for pay ratio disclosure. Due to estimates, assumptions and adjustments permitted under such rules, our pay ratio disclosures and methodologies may not be consistent with the disclosures and methodologies used by other companies.

In determining our median employee for Fiscal 2023, we prepared a list of all Company employees, whether full-time, part-time, temporary or seasonal, working in the United States and Canada as of March 31, 2023, and the taxable compensation paid to each such employee for Fiscal 2023. Mr. Shoen was not included on that list. We had approximately 35,100 employees as of March 31, 2023, of which 17,900 were full-time and 17,200 were part-time employees. The number of Company employees that worked in the United States was 33,100 and 2,000 in Canada. Employees on leaves of absence greater than one (1) year were excluded from our list of employees.

To identify our median-compensated employee, we used a compensation measure consisting of base salary, base wages and bonuses for our employees. We did not annualize the compensation of any of our employees and, in accordance with the rules, we did not convert our part-time employees into a full-time equivalent status. The compensation paid to our Canadian employees was converted from Canadian dollars to U.S. dollars using a currency conversion rate representing the average daily conversion rate in the first and last months of Fiscal 2023. We did not make any cost-of-living adjustments to the wages paid to any employees.

PAY VERSUS PERFORMANCE
In accordance with Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation and certain measures of the Company’s financial performance. SEC rules prescribe the disclosure included in this section; however, the information does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and the pay of its NEOs.
For Fiscal 2023, and for the fiscal years ended March 31,
2022
and 2021, the Compensation Committee did not utilize any benchmarking measure and traditionally has not tied compensation directly to a specific performance measurement, market value of the Company’s Voting Common Stock or
Non-Voting
Common Stock, or benchmark related to any established peer or industry group. For a description of the Company’s compensation philosophy, objectives and other relevant policies and its determination of compensation for the Company’s executive officers for Fiscal 2023, see “Compensation Discussion and Analysis” in this Proxy Statement. The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the years shown.

Fiscal Year	Summary Compensation Table total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2)(3) ($)	Average Summary Compensation Table Total for non-PEO NEOs (1) ($)	Average Compensation Actually Paid to non-PEO NEOs (1)(2)(3) ($)	Value of initial fixed $100 investment based on:		Net income (In thousands)($)	EBITDA (5) (In thousands)($)
					Total Shareholder Return ($)	Peer group total shareholder return (4) ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2023	1,011,616	1,012,158	632,132	632,821	UHAL 223.16	149.94	922,998	1,888,513

					UHAL.B 193.98

2022	1,011,744	1,011,423	617,660	617,100	UHAL 225.76	159.27	1,123,286	2,055,858

					UHAL.B 225.76

2021	997,545	1,014,417	562,506	578,547	UHAL 228.10	151.16	610,856	1,520,074

					UHAL.B 228.10

(1)
Edward J. Shoen was our principal executive officer (“PEO”) for each year presented. The individuals comprising the
Non-PEO
named executive officers for each year presented are the same individuals reported as the Company’s Named Executive Officers for Fiscal 2023 in the “Compensation Discussion and Analysis” in this Proxy Statement.

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718.

Fiscal Year	NEO Type	Summary Compensation Table Total ($)	Subtract Equity Awards ($)	Add Fiscal Year End Value of Current Year Equity Awards ($)	Change in Value of Prior Equity Awards ($)	Total Compensation Actually Paid ($)
2023	PEO	1,011,616	(8,487)	9,036	(7)	1,012,158
	Non-PEO	632,132	(10,579)	11,276	(8)	632,821
2022	PEO	1,011,744	(9,740)	9,420	(1)	1,011,423
	Non-PEO	617,660	(11,514)	11,062	(108)	617,100
2021	PEO	997,545	(41)	58	16,855	1,014,417

Fiscal Year	NEO Type	Summary Compensation Table Total ($)	Subtract Equity Awards ($)	Add Fiscal Year End Value of Current Year Equity Awards ($)	Change in Value of Prior Equity Awards ($)	Total Compensation Actually Paid ($)
	Non-PEO	562,506	(2,983)	4,225	14,799	578,547

(4)
The Peer Group TSR set forth in this table reflects the Dow Jones U.S. Total Index which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended March 31, 2023. The comparison assumes $100 was invested for the period starting April 1, 2020, through the end of the listed year in the Company and in the Dow Jones US Total Index, respectively and that all dividends were reinvested. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Moving and Storage segments EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in Fiscal 2023. Moving and Storage EBITDA may not have been the most important financial performance measure for the fiscal years ended March 31, 2022 and 2021 and we may determine a different financial performance measure to be the most important financial performance measure in future years.

Moving and Storage EBITDA

(In thousands) (Unaudited)	March 31, 2023	March 31, 2022	March 31, 2021
Earnings from operations *	$1,396,122	$1,577,226	$906,863
Depreciation	733,879	696,955	664,001
Net gains on disposals	(247,084)	(214,203)	(54,071)
Net (gains) losses on disposal of real estate	5,596	(4,120)	3,281

Depreciation, net of (gains) losses on disposals	492,391	478,632	613,211

EBITDA	$1,888,513	$2,055,858	$1,520,074

*	before insurance subsidiaries

Description of Relationship Between Compensation Actually Paid and
Company
Total
Shareholder Return (“TSR”).
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Description of Relationship Between Compensation Actually Paid and Net Income.
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and our net income during each of the three most recently completed fiscal years.

Description of Relationship Between Compensation Actually Paid and Moving and Storage EBITDA.
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our
Non-PEO
NEOs, and Moving and Storage EBITDA (in thousands) during each of the three most recently completed fiscal years.

Actual Pay vs Moving and Storage EBITDA
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
2,300,000
2,100,000
1,900,000
1,700,000
1,500,000
1,300,000
1,100,000
900,000
700,000
500,000
2021
2022
2023
Actual Pay to CEO
Average Actual Pay to Other NEOs
Moving and Storage EBITDA (in thousands)

Description of Relationship Between Company TSR and Peer Group TSR.

The following chart compares our cumulative TSR over each of the three most recently completed fiscal years to that of the Dow Jones US Total Index over the same period.

Tabular List of Most Important Financial Performance Measures.

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and

Non-PEO

NEOs for Fiscal 2023 to Company performance. The measures in this table are not ranked.

Most Important Financial Measures
Moving and Storage EBITDA
Moving and Storage Combined Moving Transactions and Occupied Storage Unit Count
Moving and Storage Operating Cash Flows

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee, in accordance with its charter, routinely reviews the performance and retention of our independent auditor, and in 2023, the Audit Committee determined that it is an appropriate time to revisit its selection of our independent auditor. Therefore, we have submitted a request for proposal to several independent registered public accounting firms, including our current independent registered public accounting firm, BDO USA, P.A. The request for proposal asks that these firms submit proposals to serve as our independent registered public accounting firm for the fiscal year ending March 31, 2024. After receiving and reviewing these proposals, the Audit Committee will select and appoint an independent registered public accounting firm for the fiscal year ending March 31, 2024.

In light of this ongoing process, we are not submitting a proposal for the ratification of appointment of BDO at the Annual Meeting. While not required to do so, our practice has been to submit the selection of the independent auditor for ratification in order to ascertain the views of our stockholders, and we expect to resume this practice once a decision has been made. We also expect that representatives from BDO and, in the event the Audit Committee does not engage BDO as the Company’s independent auditor for the fiscal year ending March 31, 2024 and a new independent auditor for the Company has been selected prior to the Annual Meeting, representatives from the independent auditing firm that has been engaged, will be present at the Annual Meeting and that they will have the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

BDO has served as the Company’s principal independent registered public accounting firm since 2003. The following table shows the fees that U-Haul Holding Company and its consolidated entities paid or accrued for the audit and other services provided by BDO for Fiscal 2023 and 2022.

	Year Ended March 31,
	2023	2022
	(In thousands)
Audit fees	$ 4,417	$ 3,322
Audit-related fees	75	75
Tax fees	160	-
All other fees	-	-

Total	$ 4,652	$ 3,397

Audit Fees. This category includes the audit of U-Haul Holding Company’s annual financial statements included in the Annual Report on Form 10-K and the effectiveness of internal control over financial reporting as of fiscal year end, review of financial statements included in U-Haul Holding Company’s Quarterly Reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and/or statutory audits required by U.S. jurisdictions.

Audit-Related Fees. This category consists of assurance and related services provided by BDO that are reasonably related to the performance of the audit or review of U-Haul Holding Company’s financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits.

Tax Fees. This category consists of professional services provided by BDO for tax compliance, tax advice and tax planning.

All Other Fees. This category consists of fees billed for any other products and services provided by BDO not covered under the other captions above.

Each year, the Audit Committee approves the annual audit engagement in advance. The Audit Committee also has established procedures to pre-approve all non-audit services provided by the independent registered public accounting firm. All Fiscal 2023 non-audit services listed above were pre-approved. The Audit Committee has determined that the provision of services by BDO described in the preceding paragraphs were compatible with maintaining BDO’s independence as the Company’s principal independent registered public accounting firm.

PROPOSAL 3 - STOCKHOLDER PROPOSAL REGARDING RATIFICATION OF THE DECISIONS AND

ACTIONS OF THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS FOR FISCAL 2023

Proposal 3 for consideration is a proposal from Company stockholders to ratify and affirm the decisions and actions taken by the Board and executive officers with respect to U-Haul Holding Company, its subsidiaries, and the Company’s various constituencies for Fiscal 2023. This proposal originates from the stockholder proposal originally received by the Company on September 24, 2008, approved at our 2009 Annual Meeting of Stockholders by a vote of 74% of shares voted, and which provides as follows:

“Motion:

We do hereby submit a proposal for inclusion in the U-Haul Holding Company Annual Meeting proxy statement, that U-Haul Holding Company include on the ballot and in the annual meeting materials for such respective annual meetings a stockholder proposal from the undersigned stockholder proponents (or such other stockholder proponent(s) as may make the request, or as a management proposal in the event the undersigned are no longer stockholders of the Company and no comparable proposal is received from another stockholder), that all decisions and actions made by the U-Haul Holding Company Board of Directors and executive officers, with respect to U-Haul Holding Company and its subsidiaries for the time frame of April 1 of the year prior to the date of such Proxy Statement through March 31 of the year of such Proxy Statement, be ratified and affirmed.

Reason for Making the Proposal:

To support the U-Haul Holding Company Board of Directors and executive officers on their decisions for these time periods. We believe the Company is headed in a positive direction due to their leadership and guidance.

Relevant Notices:

1) We do not have any material interest in the subject matter of the proposal.

2) We are not members of any partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning or voting shares of U-Haul Holding Company stock.

3) The above stockholders have continuously held at least $2,000 in market value of U-Haul Holding Company shares of Voting Common Stock and we intend to hold the stock through the date of the annual meeting.”

In regard to this Proposal 3, reference is hereby made to the Company’s 2023 Annual Report on Form 10-K, as well as the Company’s other public reports and other filings with the SEC, for disclosures relating to the Company.

The Board recommends a vote “FOR” approval of Proposal 3, regarding the ratification of the decisions and actions of the Board and executive officers with respect to U-Haul Holding Company, its subsidiaries, and its various constituencies for Fiscal 2023.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Directors

Our Board currently consists of eight (8) Directors. Upon the recommendation of our independent Directors, the Board has nominated the eight (8) persons listed below to stand for election for a term expiring at the 2024 Annual Meeting of Stockholders, or until any of their respective successors is duly elected and qualified or their earlier death, resignation or removal from office.

The following information regarding each Director nominated to stand for election, sets forth the specific experience, qualifications, attributes, or skills that led the Board to conclude that such person should serve as a director. Our Board believes that the experience, qualifications, attributes, and skills of the Director nominees will provide the Company with the ability to address the evolving needs of the Company and represent the best interests of our stockholders and other constituencies. All eight (8) of the Company’s Directors are enrolled as members of the National Association of Corporate Directors (“NACD”).

EDWARD J. (“JOE”) SHOEN, 74, has served as Chairman of the Board since 1986 and President of the Company since 1987, as a Director of U-Haul since 1990, as a Director of Amerco Real Estate Company (“Real Estate”) since 1988 and as a Director of Repwest Insurance Company (“Repwest”) since 1997. Mr. Shoen has been associated with the Company since 1971. Mr. Shoen’s length of service and substantial involvement with the day-to-day operations of the Company places him in a unique position of understanding the numerous aspects of the moving and self-storage business. Additionally, Mr. Shoen holds a significant equity ownership interest in the Company. Mr. Shoen holds an MBA from Harvard University and a Juris Doctor degree from Arizona State University. Mr. Shoen is a member of the NACD.

JAMES E. ACRIDGE, 83, has served as a Director of the Company since 2013. Mr. Acridge’s experience in real estate, transportation, retail store operations and the relationships that he has established within the oil industry bring additional value to the Board. In 1965, Mr. Acridge founded Giant Industries, Inc. (“Giant”), based in Scottsdale, Arizona, where he served as Giant’s chairman and chief executive officer until his departure in 2002. By 2002, Giant was traded on the New York Stock Exchange and had grown to 186 convenience stores/service stations, with 1,000 miles of crude oil pipelines, three oil refineries, approximately 3,000 employees, five product terminals and 180 truck transports. In 2011, Mr. Acridge founded Quad Resources, LLC, an oil transportation company operating in west Texas. In addition, Mr. Acridge served as the project director for The OutPost, a commercial development project in Scottsdale, Arizona. Mr. Acridge is a member of the Company’s Audit and Compensation Committees and is a member of the NACD.

JOHN P. BROGAN, 79 (NACD.DC), has served as a Director of the Company since 1998. Mr. Brogan has an MBA from the University of Notre Dame and is a CPA. He is a private investor who serves on the boards of his investments. One such investment was Alamo Rent-A-Car, where Mr. Brogan served as Secretary and as a director from 1979 to 1986. He is Chairman of Family of Brands and was Chair of the Board of Donate Life, South Carolina through May, 2022. Mr. Brogan has a CERT Certificate in Cybersecurity Oversight. He is a NACD Board Leadership Fellow. He is NACD Director Certified (“NACD.DC”) with certificates in Digital Transformation and Finance. He serves on the Audit, Compensation, Executive Finance and Governance committees of U-Haul Holding Company.

JAMES J. GROGAN, ESQ., 69, served as a Director of the Company from 1998 to 2005 and was re-elected to serve as a Director in 2016. An attorney and successful businessman, Mr. Grogan has served in leadership positions in both public and private companies. He served on the National Board of Cancer Treatment Centers of America for 12 years, from 2009 until it was sold to the City of Hope Cancer Hospital and Research Center. Mr. Grogan is also a recognized real estate investor and developer with expertise in a wide range of asset classes. In 2000, he was appointed by the Governor of Arizona to the Board of the Arizona Tourism and Sports Authority, voted Chair by his peers, and oversaw the multi-million-dollar design, siting, and construction of what is now State Farm Stadium, annually one of the most used multi-purpose stadiums in North America. He served as a member of the 2015 Arizona Super Bowl Host Committee. From 1998 to 2000, Mr. Grogan also served as President of Sterling Financial/Samoth Capital, a publicly traded, Toronto Stock Exchange company. From 1991 through 1996, Mr. Grogan was the managing attorney of Gallagher and Kennedy, a full-service business law firm in Phoenix, Arizona. He currently serves on the board of Drees Homes, one of the country’s largest privately held homebuilding companies. Mr. Grogan is an NACD Board Leadership Fellow and has completed the rigorous NACD certification program, passing the exam to become a NACD Board Certified Director.

RICHARD J. HERRERA, 69, has served as a Director of the Company since 2017. Mr. Herrera also serves as a member of the Board of Directors of Real Estate, a subsidiary of the Company. Mr. Herrera was employed as Marketing Vice President/Retails Sales Manager for U-Haul from 1988 to 2001 and served on the Company’s Board from 1993 to 2001 and the U-Haul Board of Directors from 1990 to 2001. Mr. Herrera also served on the Company’s Advisory Board from 2007 to 2013. From 1973 to 1988. Mr. Herrera worked in the Fluid Power Industry (application of hydraulic and pneumatic components). Products were used in machine automation and motion control solutions for all forms of manufacturing, agriculture, military, textile, general industrial applications, and transportation sector applications. Additionally, Mr. Herrera has a long history in the retail industry, including serving as Executive Vice President of Eastern Seaboard Packaging and Executive Vice President of ABUS Lock USA. From 2015 to 2017, Mr. Herrera worked as a sales representative for Fastenal and was recently a sales consultant for BMW Santa Fe. Mr. Herrera is retired but enjoys being a professional ski instructor, certified by the Professional Ski Instructors of America, in Santa Fe, New Mexico. Mr. Herrera is also an automotive racing enthusiast and maintains, repairs, develops and drives a closed course racing sedan. Mr. Herrera is a member of the NACD.

KARL A. SCHMIDT, 63, has served as a Director of the Company since 2016. He has also served as President and CEO of Belmark, Inc. (“Belmark”), since 1994 providing solutions in the label, flexible packaging and folding carton markets. Under Mr. Schmidt’s leadership, Belmark grew from a regional label converter of 90 employees to a nationwide packaging company with over 1,300 employees. Mr. Schmidt has served on the Advisory Board of HP Indigo Labels & Packaging since 2010 and has been a member of the Wisconsin Manufacturing and Commerce Board since 2010. He also currently serves on the Executive Committee and Board of the Green Bay Packers and Bellin/Gundersen Health Systems in Green Bay, Wisconsin. Mr. Schmidt’s experience in the manufacturing industry brings a practical skill set to the Board. Mr. Schmidt is a member of the NACD.

ROBERTA R. SHANK, 56, has served as a Director of the Company since December 2019. Ms. Shank is the Chief Executive Officer and President of Chas Roberts A/C and Plumbing, an Arizona air conditioning and plumbing contractor, and possesses extensive executive management experience. Ms. Shank also serves on the board and chairs the Compensation Committee of Knight-Swift Transportation Holdings Inc., a NYSE-traded company. She has experience in leading her company through the rapid growth, downturn, and comeback of the construction market, while adjusting its scale and improving profitability. Moreover, she is experienced in managing a workforce with distributed, mobile employees and substantial hiring and retention challenges. In 2014, Ms. Shank was named CEO of the Year by the Arizona Corporate Excellence Awards for the state’s largest private businesses, and in 2013, she received the Greater Phoenix Chamber of Commerce Impact Award. Ms. Shank is the past Chairman of the City of Phoenix Planning Commission and has previously served on several non-profit boards, including the Boys and Girls Club of Metro Phoenix. Ms. Shank’s extensive executive-level leadership and business experience through a variety of economic environments makes her a valuable asset for the Board. Ms. Shank has a CERT Certificate in Cybersecurity Oversight and is a member of the NACD.

SAMUEL J. SHOEN, 45, has served as a Director of the Company since 2015, as Vice Chairman of the Board since March 2018, and as a Director of the Company’s subsidiaries, U-Haul, Real Estate, Repwest and Oxford Life Insurance Company (“Oxford”) since 2004, 2010, 2011 and 2011, respectively. Mr. Shoen has served as an employee of the Company or its affiliates since 1992, including serving in such capacities as U-Haul Webteam Manager, U-Haul Executive Vice President, President of Repwest, U-Haul Risk Management, and U-Box Project Manager. Mr. Shoen was recommended for election to the Board by the CEO and the independent Directors of the Board. Mr. Shoen’s extensive prior and current experience with the Company’s operations brings a unique and practical skill set to the Board. Mr. Shoen is the son of Edward J. Shoen. Mr. Shoen is a member of the NACD.

Board Diversity

The Company does not have a specific written policy regarding Board diversity as it relates to the selection of nominees for the Board. Diversity is considered by our Board to be desirable. We believe diversity strengthens our alignment with our constituencies and fosters improved decision-making, goal setting and resource allocation. Board candidates are considered based upon various criteria, including, but not limited to, their broad-based business and professional skills and experiences, viewpoints and perspectives, concern for the long-term interests of our stockholders and constituencies, and their personal integrity. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of our business. We believe our Directors are knowledgeable and experienced in diverse business sectors and governmental endeavors.

Leadership Structure and the Board’s Role in Risk Oversight

Currently, the roles of President and Board Chairman are combined, which we believe fosters clear accountability, effective decision-making, alignment on corporate strategy and oversight of risk. Specifically, our Board believes that its current leadership structure, with Edward J. Shoen serving as both President and Board Chairman, is appropriate and best serves the interests of our Company, stockholders and other constituencies. The Company does not have a lead independent director.

Management is responsible for managing the risks that the Company faces. The Board is responsible for overseeing management’s approach to risk management and supports the achievement of the Company’s objectives, including strategic objectives, to improve long-term performance and enhance stockholder value. A fundamental part of risk management is not only understanding the risks the Company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in reviewing our strategic objectives and plans is a key part of the Board’s assessment of management’s approach and tolerance to risk. While the Board has ultimate oversight responsibility for overseeing management’s risk management process, various committees of the Board assist them in fulfilling that responsibility.

The Board has delegated to its various committees the oversight of risk management practices for categories of risk relevant to their functions. For example, through its Audit Committee, our Board oversees the management by our financial reporting group of our financial statement disclosure controls, systems of internal control over financial reporting, significant financial and accounting matters, cybersecurity and other information technology risks affecting the Company, as well as the Company’s compliance with legal and regulatory requirements. Through its Compensation Committee, our Board manages potential business risks inherent in our compensation programs to ensure that they do not encourage unacceptable levels of risk. The Executive Finance Committee oversees risks associated with the Company’s credit and debt positions and liquidity, monitors the level of risk associated with investment policies and investment portfolios, and evaluates current strategic endeavors by evaluating both short- and long-term debt structures.

Controlled Company Exemption

We are a “controlled company” within the meaning of the NYSE corporate governance standards because the Company’s Chairman, Edward J. Shoen, and his brother, Mark V. Shoen, and certain companies under their control, possess in excess of 50% of our voting power. Under these corporate governance standards, a controlled company is not required to comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled company, we are not required to comply with this Section, although a majority of our directors are independent. Sections 303A.04 and 303A.05 require that listed companies have a nominating and corporate governance committee and a compensation committee, in each case composed entirely of independent directors, and that each of these committees must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. Although we are not required to do so, we do have an independent governance committee and an independent compensation committee. As explained under “Other Information Regarding the Board of Directors”, we do not have a nominating committee, and the responsibility for director nominations is vested with the independent directors.

Director Independence

Under NYSE corporate governance standards, a director qualifies as “independent” if the board of directors determines the director has no “material relationship” with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. While the focus is on independence from management, our Board considers all relevant facts and circumstances in making an independence determination. Our Board has affirmatively determined, based upon the recommendation of our Independent Governance Committee, that all of our Directors, except Edward J. Shoen and Samuel J. Shoen, are “independent” under NYSE rules. In addition, all of the Directors who serve on our Audit Committee and Compensation Committee each satisfy the enhanced independence standards established by the NYSE rules.

Corporate Governance Guidelines and Policies

We believe that good corporate governance helps ensure that the Company is managed for the long-term benefit of its stockholders. The Board has adopted various corporate governance policies to assist the Board in the exercise of its responsibilities to the Company and its stockholders. You can access and print our corporate governance policies, including the charters of our Audit and Cyber Committee, Compensation Committee, Independent Governance Committee, our Code of Ethics, and other Company policies and procedures on our website at investors.uhaul.com under the caption “Corporate Governance”/“Policies”. As a result of our recent listing on the New York Stock Exchange, we plan to adopt corporate governance guidelines, and may amend other committee charters and Company policies, in compliance with applicable NYSE rules within the applicable transition period, which will be available on our website at investors.uhaul.com.

OTHER INFORMATION REGARDING THE BOARD OF DIRECTORS

The full Board of the Company met in Board meetings 11 times during Fiscal 2023. For Fiscal 2023, each Director attended at least 92% of the scheduled Board meetings and meetings for the committees on which such respective individual served. The independent Directors met in executive session, without the presence of management, as part of each regularly scheduled Board meeting. During Fiscal 2023, independent Directors Mr. Brogan and Mr. Grogan presided, on a rotating basis, over executive sessions of the independent Directors.

Directors are encouraged to attend our annual meetings of stockholders. Participation via the webcast is encouraged, particularly in cases where travel from out of town would otherwise be required. All Directors attended our 2022 Annual Meeting of Stockholders, which was held on August 18, 2022.

The Board has established the following standing committees: Audit Committee, Executive Finance Committee, Compensation Committee, and Independent Governance Committee. In April 2022, the Board also established an ad hoc special committee of independent directors (the “Special Committee”), as described below. The Board also appoints, from time to time as it deems appropriate, non-Board members to an Advisory Board. The Company does not have a nominating committee, and the responsibility for director nominations is vested in the independent Directors. The Board does not believe that a separate nominating committee is necessary because the independent Directors effectively serve the function of a nominating committee. The Board has adopted a resolution addressing the director nomination process and related matters; however, the Board may, in the future, choose to change its director nomination policy, including its policy related to stockholder nomination of directors. This process is described below, under the heading “Director Nomination Process.”

See page 27 of this Proxy Statement for a discussion of Director compensation.

Listed below are descriptions of the Company’s standing committees, the Special Committee, and the current memberships thereof. The charters for the Independent Governance Committee, Audit Committee and Compensation Committee are available at investors.uhaul.com.

Member	Audit	Executive Finance	Compensation	Independent Governance	Advisory Board(1)	Independent Special Committee
James E. Acridge	X		X
John P. Brogan	X	X	X	X
James J. Grogan	X			X		X
Thomas W. Hayes *				X
Richard J. Herrera						X
Karl A. Schmidt	X
Roberta R. Shank			X	X		X
Edward J. Shoen		X
Samuel J. Shoen		X

*Non-Director Members

(1) There were no Advisory Board members during Fiscal 2023.

Audit Committee. The Audit Committee is comprised of James E. Acridge, John P. Brogan, James J. Grogan and Karl A. Schmidt. The Audit Committee assists the Board in fulfilling its oversight responsibilities pertaining to financial reporting, audit functions and risk management. The Audit Committee monitors the financial information that is disseminated to our stockholders and the public, the independence and performance of the Company’s independent registered public accounting firm and internal audit department and the systems of internal control established by management and the Board. The Audit Committee operates pursuant to a written charter approved by the Board that is available at investors.uhaul.com. The Board has determined that each member of the Audit Committee is independent and meets the applicable requirements of audit committee members under NYSE Listing Rules. Mr. Brogan is designated as the audit committee “financial expert”. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Brogan’s experience and understanding with respect to financial statements, certain accounting principles and auditing matters. The designation does not impose on Mr. Brogan any duties, obligations or liabilities that are greater than are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an “audit committee financial expert” pursuant to SEC and NYSE requirements does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board. The Audit Committee met eight (8) times during Fiscal 2023.

Executive Finance Committee. The Executive Finance Committee is comprised of John P. Brogan, Edward J. Shoen and Samuel J. Shoen. The committee is authorized to act on behalf of the Board in approving any transaction involving the finances of the Company. The committee has the authority to give final approval for the borrowing of funds on behalf of the Company without further action or approval of the Board. This committee met or acted by unanimous written consent on ten (10) occasions during Fiscal 2023.

Compensation Committee. The Compensation Committee is comprised of James E. Acridge, John P. Brogan and Roberta R. Shank. The Compensation Committee operates pursuant to a written charter approved by the Board that is available at investors.uhaul.com. The Board has determined that each member of the Compensation Committee is independent and meets the applicable requirements for compensation committee members under NYSE rules. The Compensation Committee reviews the Company’s executive compensation plans and policies, including benefits and incentives, to ensure that they are consistent with the goals and objectives of the Company, and to the extent required by applicable law or regulation, is responsible for determining or recommending to the Board for determination, the compensation of the President and the compensation of all of the Company’s other executive officers. Additionally, the Compensation Committee reviews and makes recommendations to the Board regarding management recommendations for changes in executive compensation and monitors management plans and programs for the retention, motivation and development of senior management. The Compensation Committee met five (5) times during Fiscal 2023.

Independent Governance Committee. The Independent Governance Committee is comprised of John P. Brogan, James J. Grogan, Roberta R. Shank and Thomas W. Hayes. Mr. Hayes is not a member of the Company’s Board. The Independent Governance Committee monitors and evaluates the Company’s corporate governance principles and standards and proposes to the Board any modifications which are deemed appropriate for sound corporate governance and compliance with relevant state corporate law, SEC rules and NYSE rules. In addition, the committee reviews the independence of potential candidates for Board membership. The committee also reviews other matters as referred to it by the Board from time to time. The committee has the authority and a budget from which to retain professionals. Each member of the Independent Governance Committee is determined by the Board to be free of any relationship that would interfere with his or her exercise of independent judgment as a member of this committee. The Independent Governance Committee met five (5) times during Fiscal 2023. The non-Board member of the Independent Governance Committee is encouraged to attend all Board meetings of the Company.

Mr. Hayes has served as a member of the Independent Governance Committee since 2003 and brings to U-Haul Holding Company over 30 years of broad executive and financial management experience. He is the former Treasurer, Auditor General and Director of Finance for the State of California. He was also the President of a multibillion-dollar investment management company, has held leadership positions in restructuring troubled public and private sector entities, and was designated as an audit committee financial expert by Fremont General, then a NYSE-listed firm, when Mr. Hayes served on that company’s audit committee. In addition, Mr. Hayes is a United States Marine Corps combat veteran.

Advisory Board. The Advisory Board was reestablished by the Board in April 2016. Advisory Board members are not Directors and as such do not have the authority to vote on Board matters but are given full access to the affairs of the Board, including Board materials and are allowed full participation at Board meetings. The Advisory Board is not required to have any members, however, the Board has authorized appointing up to two

Advisory Board members from time to time, who serve at the discretion of the Board. There were no the Advisory Board members during 2023.

Independent Special Committee. The Board created the Special Committee in April 2022 to consider various matters and actions, including the Company’s stock exchange listing, the Company’s name, options aimed at enhancing the marketability and liquidity of the Company’s stock, amendments to the Company’s Articles and Bylaws in connection with any actions recommended by the Special Committee, and such other matters as established for the Special Committee by the Board from time to time. The Special Committee was comprised of James J. Grogan, Richard J. Herrera and Roberta R. Shank. The Special Committee met 40 times during Fiscal 2023.

See “Security Ownership of Certain Beneficial Owners and Management” and “Certain Relationships and Related Transactions” for additional information relating to the Directors.

DIRECTOR NOMINATION PROCESS

Director Qualifications. The responsibility for Director nominations is vested in the independent Directors. Persons nominated to the Board must have personal integrity and high ethical character. A candidate should not have any interests that would materially impair his or her ability to exercise independent judgment or otherwise discharge the fiduciary duties owed by a Director to the Company, its stockholders and other constituencies. Candidates must be able to represent fairly and equally all stockholders of the Company without favoring any particular stockholder, stockholder group or other constituency of the Company and must be prepared to devote adequate time to the Board and its committees. In selecting nominees for Director, the independent Directors assure that:

•	a majority of the Board is independent under the applicable SEC and NYSE standards;

•	all Audit Committee members are independent under the applicable SEC and NYSE standards;

•	all Compensation Committee members are independent under the applicable SEC and NYSE standards;

•	at least three (3) of the Directors satisfy the financial literacy requirements required for service on the Audit Committee; and

•	at least one (1) of the Directors qualifies as an audit committee financial expert under the NYSE standards.

As described under “Board of Directors and Corporate Governance – Controlled Company Exemption” in this Proxy Statement, because we are a “controlled company” for purposes of NYSE corporate governance standards, our Board is not required to be comprised of a majority of independent directors, nor are we required to have a nominating and corporate governance committee and a compensation committee comprised, in each case, entirely of independent directors. At the date of this Proxy Statement, the Company does not rely upon any of the exemptions from the NYSE rules that are available to controlled companies. However, the Company may in the future decide to rely upon one or more of the exemptions from such rules.

Identifying Director Candidates. The independent Directors utilize a variety of methods for identifying and evaluating nominees to serve as Directors. The Board has a policy of re-nominating incumbent Directors who continue to satisfy the Board’s criteria for membership, whom the independent Directors believe continue to make important contributions to the Board and who consent to continue their service on the Board.

In filling vacancies of the Board, the independent Directors will solicit recommendations for nominees from persons the independent Directors believe are likely to be familiar with (i) the needs of the Company and (ii) qualified candidates. These persons may include members of the Board and management of the Company. The independent Directors may also engage a professional search firm to assist in identifying qualified candidates.

In evaluating potential nominees, the independent Directors will oversee the collection of information concerning the background and qualifications of the candidates and determine whether the candidates satisfy the minimum qualifications required by the Board for election as Director and whether the candidates possess the specific skills and qualities that, under the Board’s policies, as described in this section, must be possessed by one or more members of the Board.

The independent Directors may interview any proposed candidate and may solicit views about the candidate’s qualifications and suitability from the Company’s President and other senior members of management. Diversity in terms of business and professional skills and experience, viewpoints, perspective, education and other factors, is considered in the decision-making process.

The independent Directors will make their selections based on all the available information and relevant considerations including, without limitation, the desire for Board diversity as discussed in the preceding paragraph. The independent Directors’ selection will be based on who, in the view of the independent Directors, will be best suited for membership on the Board.

In making their selection, the independent Directors will evaluate candidates proposed by stockholders under criteria similar to other candidates, except that the Directors may consider, as one of the factors in their evaluation, the size and duration of the interest of the recommending stockholder in the stock of the Company. The Directors may also consider the extent to which the recommending stockholder intends to continue to hold its interest in the Company, including whether the recommending stockholder intends to continue holding its interest at least through the time of the meeting at which the candidate is to be elected.

Stockholder Recommendations for Nomination. The policy of the Board is to consider properly submitted stockholder recommendations for candidates for membership on the Board as described below. The evaluation process for such recommendations for nominations is overseen by the Company’s independent Directors. In evaluating any recommendations for nomination, the independent Directors seek to achieve qualified Directors who can represent fairly and equally all stockholders of the Company and who satisfy the membership qualifications and criteria described above. Any stockholder recommendations for nomination for consideration by the independent Directors should be mailed or delivered to the Company’s Secretary at 2727 N. Central Avenue, Phoenix, Arizona 85004. A recommendation for nomination by a stockholder must be accompanied by the following information about the stockholder:

•	the stockholder’s name and address;

•	the number of shares of the Company’s stock owned by the recommending stockholder and the time period for which such shares have been held;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder of the shares (usually a broker or bank) verifying the holdings of the stockholder and a statement from the recommending stockholder of the length of time that the shares have been held; and

•

a statement from the stockholder as to whether the stockholder has a good faith intention to continue to hold the reported shares through the date of the next annual meeting at which the candidate would be elected.

If the recommendation is submitted by a group of two or more stockholders, the above information must be submitted with respect to each stockholder in the group. The recommendation must be received by the Company not later than 120 calendar days prior to the first anniversary of the date the Company mailed its proxy materials for the prior year’s annual meeting, except that if the date of the annual meeting for the current year is moved more than 30 calendar days from the anniversary date of the annual meeting for the prior year, or if the Company did not hold an annual meeting in the prior year, the submission will be considered timely if it is submitted within a reasonable time in advance of the mailing of the Company’s materials for the annual meeting for the current year. The recommendation must be accompanied by consent of the proposed nominee to be interviewed by the independent Directors and other Board members and to serve as Director of the Company. Dates by which director nominations must be received in connection with the 2024 annual meeting of stockholders are set out under the caption “Stockholder Proposals For Next Annual Meeting” in this Proxy Statement.

The recommendation must also contain information about the recommended nominee, including:

•	the recommended nominee’s name and address;

•

the information required by Items 401, 403 and 404 of SEC Regulation S-K (generally providing for disclosure of arrangements or understandings regarding the nomination, the business experience of the proposed nominee, legal proceedings involving the proposed nominee, the proposed nominee’s ownership of securities of the Company, and transactions and relationships between the proposed nominee and the Company);

•

a description of all relationships between the recommended nominee and any of the Company’s competitors, customers, suppliers, labor unions or other persons with special interests regarding the Company;

•	the qualifications of the recommended nominee; and

•

a statement from the recommending stockholder that in his or her view, the candidate, if elected, would represent all the stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company.

Stockholders who intend to nominate and solicit proxies in support of director nominees other than the Company’s nominees must also comply with the applicable provisions of Rule 14a-19 under the Exchange Act, including by providing a notice to the Company that sets forth the information required by Rule 14a-19(b).

The Secretary of the Company will forward all recommendations to the independent Directors. The acceptance of a recommendation from a stockholder does not imply that the independent Directors will recommend to the Board the nomination of the individual recommended by the stockholder. In addition, the Company’s Restated Bylaws (“Bylaws”) permit stockholders to nominate Directors at an annual meeting and nothing in the above procedures is intended to conflict with the provisions of the Company’s Bylaws governing nominations by stockholders.

The information contained in this Proxy Statement about the Company’s Director nominations process is just a summary. A complete copy of the policies and procedures with respect to stockholder director nominations can be obtained from the Company, free of charge, by writing to our Secretary at the address provided herein under the caption “Stockholder Proposals For Next Annual Meeting.”

DIRECTOR COMPENSATION

The Company’s Director compensation program is intended to fairly pay Directors for their time and efforts on behalf of U-Haul Holding Company and its direct subsidiaries, as the case may be, in recognition of their fiduciary obligations to stockholders and for their liability exposure. Directors are compensated in the form of a cash fee. The Company does not currently offer stock options or equity grants to its Directors other than shares granted under the ESOP. For Fiscal 2023, the annual fee for all services as a Director of the Company was increased to $90,000. Additionally, Audit Committee members also received a $55,000 annual fee for service on such committee, and Executive Finance Committee and Compensation Committee members received a $25,000 annual fee for service on each such committee. Board members serving on the Independent Governance Committee received an annual fee of $27,500 and the non-Board Independent Governance Committee member annual fee was increased to $90,000. Special Committee members received an annual fee of $90,000. All committee fee amounts are paid in equal monthly installments. The Company also reimburses Directors and the non-Director committee members for the incidental costs associated with their attendance at Board and committee meetings. Director fees paid to Edward J. Shoen and Samuel J. Shoen are included in the SCT.

Name of Director	Fiscal Year	Fees Earned or Paid in Cash	All Other Compensation	Total Compensation
James E. Acridge (1), (2), (4)	2023	$168,125	$-	$168,125

John P. Brogan (1), (2), (3), (4), (5)	2023	$220,625	$-	$220,625

James J. Grogan (1), (2), (5), (7)	2023	$260,625	$-	$260,625

Richard J. Herrera (1), (6), (7)	2023	$193,125	$-	$193,125

Karl A. Schmidt (1), (2)	2023	$143,125	$-	$143,125

Roberta “Sissie” Roberts Shank (1), (4), (5), (7)	2023	$230,625	$-	$230,625

Thomas W. Hayes (5)	2023	$88,125	$-	$88,125

(1) U-Haul Holding Company Board Member	(5) Independent Governance Committee Member

(2) Audit Committee Member	(6) Real Estate Board Member

(3) Executive Finance Committee Member	(7) Special Committee Member

(4) Compensation Committee Member

EQUITY COMPENSATION PLAN INFORMATION

We have no securities to be issued under equity compensation plans not approved by our stockholders. The following table summarizes common stock that may be issued as of March 31, 2023, on the exercise of options under our 2016 U-Haul Holding Company Stock Option Plan (Shelf Stock Option Plan).

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(1)

Equity compensation plans approved by security holders	-	-	20,000,000

Equity compensation plans not approved by security holders	-	-	-

Total as of March 31, 2023	-	-	20,000,000

(1)	Reflects shares of Voting Common Stock. As of the date of this Proxy Statement, no Non-Voting Common Stock is issuable under the Shelf Stock Option Plan.

STOCK OWNERSHIP

Security Ownership by Certain Beneficial Owners, Directors, and Management

To the best of the Company’s knowledge, the following table lists, as of March 31, 2023, the beneficial ownership of the Company’s Voting Common Stock and Non-Voting Common Stock of each Director, Director nominee and Named Executive Officer of the Company; and all Directors and executive officers of the Company as a group. The table also lists, to the best of the Company’s knowledge, those persons who beneficially own more than five percent (5%) of the Company’s Voting Common Stock issued and outstanding. The percentages of class amounts set forth in the following table are based on 19,607,788 shares of the Company’s Voting Common Stock, and 176,470,092 shares of the Company’s Non-Voting Common Stock outstanding as of March 31, 2023. Except as otherwise indicated, each stockholder listed below possesses sole voting and investment power with respect to the shares indicated as being beneficially owned.

Name and Address of Beneficial Owner (1):	Shares of Voting Common Stock Beneficially Owned	Percentage of Voting Common Stock Class		Shares of Non-Voting Common Stock Beneficially Owned	Percentage of Non- Voting Common Stock Beneficially Owned

Directors, Director Nominees and Named Executive Officers:

James E. Acridge, Director/Director Nominee	-	*	*	-	*	*

John P. Brogan, Director/Director Nominee	5,550	*	*	46,987	*	*

James J. Grogan, Director/Director Nominee	100	*	*	1,848	*	*

Name and Address of Beneficial Owner (1):	Shares of Voting Common Stock Beneficially Owned	Percentage of Voting Common Stock Class		Shares of Non-Voting Common Stock Beneficially Owned	Percentage of Non- Voting Common Stock Beneficially Owned

Directors, Director Nominees and Named Executive Officers:

Richard J. Herrera, Director/Director Nominee	-	*	*	-	*	*

Karl A. Schmidt, Director/Director Nominee	2,500	*	*	22,500	*	*

Roberta R. Shank, Director/Director Nominee	-	*	*	-	*	*

Edward J. Shoen (2), (4), Director/Director Nominee, Principal Executive Officer and 5% Beneficial Owner	9,791,958	49.9%		76,213,477	43.2%

Samuel J. Shoen, Director/Director Nominee/Named Executive Officer	3,444	*	*	31,003	*	*

Jason A. Berg, Chief Financial Officer/Named Executive Officer	1,061	*	*	9,560	*	*

Laurence J. De Respino, Named Executive Officer	745	*	*	6,718	*	*

John C. Taylor, Named Executive Officer	2,507	*	*	22,596	*	*

Directors and executive officers as a group - 15 persons (3)	9,812,272	50.0%		76,394,415	43.3%

5% Beneficial Owners (1)(8):	Shares of Voting Common Stock Beneficially Owned	Percentage of Voting Common Stock Class
Willow Grove Holdings LP (4) 207 E Clarendon Ave. Phoenix, AZ 85012	9,791,911	49.9%
Foster Road LLC (4) 207 E. Clarendon Ave. Phoenix, AZ 85012	9,791,911	49.9%
Mark V. Shoen (4), (5)	9,828,495	50.1%

5% Beneficial Owners (1)(8):	Shares of Voting Common Stock Beneficially Owned	Percentage of Voting Common Stock Class

The U-Haul Holding Company Employee Stock Ownership Plan (6)	826,653	4.2%

Sophia M. Shoen (7) 5104 N. 32nd Street Phoenix, Arizona 85018	1,268,522	6.5%

**The percentage of the referenced class beneficially owned is less than one percent.

(1) Except as otherwise indicated, addresses are c/o U-Haul Holding Company, 2727 N. Central Avenue, Phoenix, Arizona 85004.

(2) Edward J. Shoen has a beneficial interest in 25,106 shares held in trust and 47 shares held through the ESOP and owned in his individual capacity.

(3) The 9,812,272 shares constitute the shares beneficially owned by the Directors and executive officers of the Company as a group.

(4) Willow Grove Holdings LP (“WGHLP”) is a Delaware limited partnership. It is owned by various trusts associated with Edward J. Shoen and Mark V. Shoen. It owns, directly and indirectly, 9,791,911 shares.

(5) Mark V. Shoen has a beneficial interest in 11,478 shares. This consists of shares pursuant to the ESOP and owned in his individual capacity.

(6) The ESOP Trustee consists of three (3) individuals appointed by the Company’s Board. Each participant (or such participant’s beneficiary) in the ESOP is entitled to direct the ESOP Trustee as to how to vote the shares allocated to such participant’s ESOP account. In the event such participant does not provide such direction to the ESOP Trustee, the ESOP Trustee may vote such participant’s shares as determined by the ESOP Trustee in its discretion. This includes the ESOP shares allocated to Directors and Named Executive Officers as identified in the table above. The Company encourages all ESOP participants to vote.

(7) Based upon information last provided to the Company.

(8) Willow Grove Holdings LP, Foster Road LLC, and Mark V. Shoen are deemed to be part of the Schedule 13D Group described under the heading “Change of Control”, below. Certain shares of Voting Common Stock reported in this table as beneficially held by any of them may also be deemed to be beneficially held by other persons included in the Schedule 13D Group. Accordingly, the percentage of shares of Voting Common Stock disclosed in this table as Beneficially Owned by them are, in part, duplicative and do not sum to 100%. For more information see “Change of Control”, below, in this Proxy Statement.

To the best of the Company’s knowledge, there are no arrangements giving any stockholder the right to acquire the beneficial ownership of any shares owned by any other stockholder. We do not maintain a policy prohibiting our directors, officers and other employees from entering into transactions that are designed to hedge the risks and rewards of owning our stock.

Change of Control

On March 28, 2023, a group consisting of Edward J. Shoen, Mark V. Shoen, Foster Road LLC, Willow Grove Holdings LP, Blackwater Investments, Inc., Clarendon Strategies, LLC, and SAC Holding Corporation (collectively, the “Schedule 13D Group”) reported on an amendment to Schedule 13D (the “Schedule 13D”) that on March 23, 2023, SAC Holding Corporation purchased an aggregate of 24,900 shares of Voting Common Stock.

The Voting Common Stock was acquired in open market purchases (the “Transactions”) for an aggregate purchase price of $1,404,711.46. The source of funds used in connection with the purchase of such shares of Voting Common Stock was the working capital of SAC Holding Corporation and its affiliates. As a result of the Transactions, the Schedule 13D Group as a group has a direct or indirect beneficial interest in 9,828,542 shares of Voting Common Stock, representing approximately 50.13% of the Voting Common Stock outstanding as of March 31, 2023.

Prior to the Transaction, the members of the Schedule 13D Group together had a direct or indirect beneficial interest in 9,803,642 shares of Voting Common Stock, representing just under 50.0% of the Voting Common Stock outstanding. As a result, and because the Transactions were open market purchases, the Schedule 13D Group did not assume control from any other person.

There is no arrangement or understanding among the members of the Schedule 13D Group with respect to the election of directors or other matters of the Company.

As a result of the Transactions, we are a “controlled company” within the meaning of the NYSE corporate governance standards. For information regarding our status as a controlled company, see “Board of Directors and Corporate Governance – Controlled Company Exemption” in this Proxy Statement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal 2023, our Compensation Committee was comprised of James E. Acridge, John P. Brogan and Roberta R. Shank. None of the Directors who were a member of the Compensation Committee during Fiscal 2023 were officers or employees of the Company, formerly officers or employees of the Company, or involved in any related person transactions requiring disclosure in this Proxy Statement. No executive officer of the Company served (i) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on the Compensation Committee of the Company, (ii) as a director of another entity, one of whose executive officers served on the Compensation Committee of the Company, or (iii) as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served as a Director of the Company.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee reviewed and discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 1301, as amended, as adopted by the PCAOB.

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accountant’s communications with the Audit Committee concerning independence and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based on the Audit Committee’s review and discussions described above, and its review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2023, as filed with the SEC on June 2, 2023.

James E. Acridge	John P. Brogan	James J. Grogan	Karl A. Schmidt

Pursuant to Instruction 1 to Item 407(d) of Regulation S-K, the information set forth under “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act. Such information will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent we specifically incorporate it by reference.

EXECUTIVE OFFICERS OF THE COMPANY

The Company’s executive officers as of July 1, 2023, are:

Name	Age *	Office
Edward J. Shoen	74	Chairman of the Board and President of U-Haul Holding Company
Douglas M. Bell	64	President of Repwest Insurance Company
Maria L. Bell	53	Chief Accounting Officer of U-Haul Holding Company
Jason A. Berg	50	Chief Financial Officer of U-Haul Holding Company
Kristine K. Campbell	48	General Counsel
Mark A. Haydukovich	66	President of Oxford Life Insurance Company
Samuel J. Shoen	45	U-Box Project Manager, Vice Chairman of the Board of U-Haul Holding Company
John C. (“JT”) Taylor	65	President of U-Haul
Matthew F. Braccia	62	President of Amerco Real Estate Company

* Ages are as of July 1, 2023.

See “Board of Directors and Corporate Governance” for biographical information regarding Edward J. Shoen and Samuel J. Shoen.

Douglas M. Bell was appointed President of Repwest in February 2013. From 2003 to 2013, he served as Vice President of Underwriting for Repwest. Mr. Bell has also served on the Repwest Board since 2012.

Maria L. Bell was appointed Chief Accounting Officer in August 2019. She has been with the Company since 2003 and served as Controller of U-Haul before being appointed as Chief Accounting Officer.

Jason A. Berg was appointed Chief Financial Officer in June 2016. From 2005 to 2016, he served as Principal Financial Officer and Chief Accounting Officer of the Company. Mr. Berg previously served as Treasurer and Secretary of Oxford. He has been with the Company since 1996.

Kristine K. Campbell has served as General Counsel for the Company since May 2023. Ms. Campbell has been with the Company since 2011, served as Director of Litigation from 2020 through May 2023, and as Associate General Counsel prior to that.

Laurence De Respino, age 62, served as General Counsel for the Company from 2005 through his retirement effective as of May 12, 2023. He had been an attorney for the Company since 2000, including as an attorney with the Company’s external legal counsel prior to joining the Company.

Mark A. Haydukovich has served as President of Oxford since 1997. From 1980 to 1997, he served as Vice President of Oxford.

John C. (“JT”) Taylor has served as a Director of U-Haul since 1990. He has been associated with the Company since 1981 and was appointed as President of U-Haul in 2006.

Matthew Braccia has served as President of Real Estate since January 2019. Mr. Braccia previously served as Real Estate manager since 2008 and has been associated with Real Estate since 1996.

Edward J. Shoen, Mark V. Shoen, and James P. Shoen are brothers. Samuel J. Shoen and Stuart M. Shoen are sons of Edward J. Shoen.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As set forth in the Audit Committee Charter and consistent with NYSE rules, the Company’s Audit Committee reviews and maintains oversight over related party transactions which are required to be disclosed under the SEC rules and regulations and in accordance with generally accepted accounting principles in the United States. Accordingly, all such related party transactions are submitted to the Audit Committee for prior review and oversight. Related party transactions are reviewed based on the overall fairness of the transaction to the Company and whether the transaction as a whole is in the best interests of the Company and its applicable constituencies. The Company’s internal processes are designed to ensure that the Company’s legal and/or finance departments identify and monitor potential related party transactions that may require disclosure and Audit Committee review and oversight.

U-Haul Holding Company has engaged in related party transactions and has continuing related party interests with certain major stockholders, Directors and officers of the consolidated group as disclosed below. Management believes that the transactions described below were completed on terms substantially equivalent to those that would prevail in third party, arm’s-length transactions.

Stuart M. Shoen is the son of Edward J. Shoen. Stuart Shoen is employed by SAC Holdings, as described below. Mr. Shoen serves on the boards of U-Haul, Real Estate and Oxford.

Elnora Cunningham is the sister-in-law of Edward J. Shoen. Ms. Cunningham is employed by U-Haul and was paid approximately $127,000 in salary for her services during Fiscal 2023.

During Fiscal 2023, the Company purchased $0.4 million of refinishing supplies from Space Age Auto Paint Store Inc. Edward J. Shoen, a significant stockholder, officer and Director of U-Haul Holding Company, owns Space Age Auto Paint Store Inc.

SAC Holding Corporation and SAC Holding II Corporation (collectively, “SAC Holdings”) were established in order to acquire and develop self-storage properties. These properties are managed by the Company pursuant to management agreements. SAC Holdings, Four SAC Self-Storage Corporation, Five SAC Self-Storage Corporation, Galaxy Investments, L.P. and 2015 SAC Self Storage, LLC are substantially controlled by Blackwater Investments, Inc. (“Blackwater”). Blackwater is wholly owned by WGHLP, which is owned by various trusts associated with Edward J. Shoen (our Chairman of the Board, President and a significant stockholder) and Mark V. Shoen (a significant stockholder).

The Company currently manages the self-storage properties owned or leased by Blackwater and Mercury Partners, L.P. (“Mercury”), pursuant to a standard form of management agreement under which the Company receives a management fee of between 4% and 10% of the gross receipts plus reimbursement for certain expenses. The Company received management fees, exclusive of reimbursed expenses, of $37.0 million, $38.5 million and $31.2 million from the above-mentioned entities during Fiscal 2023, 2022 and 2021, respectively. This management fee is consistent with the fee received for other properties the Company previously managed for third parties. Mark V. Shoen controls the general partner of Mercury. The limited partner interests of Mercury are owned indirectly by James P. Shoen and various trusts benefiting Edward J. Shoen and James P. Shoen or their descendants. Mercury has provided notice that it will exercise an option to purchase a portfolio of properties currently leased by Mercury and a U-Haul subsidiary, which option is exercisable in 2024.

The Company leases space for marketing company offices, vehicle repair shops and hitch installation centers from subsidiaries of Blackwater. Total lease payments pursuant to such leases were $2.4 million, $2.4 million and $2.6 million for Fiscal 2023, 2022 and 2021, respectively. The terms of the leases are similar to the terms of leases for other properties owned by unrelated parties that are leased to the Company.

As of March 31, 2023, subsidiaries of Blackwater acted as independent U-Haul dealers. The financial and other terms of such dealership contracts are substantially identical to the terms of those with the Company’s other independent dealers, whereby commissions are paid by the Company based upon equipment rental revenue. However, in some instances the dealership contracts with these entities are for a specified term of years, as opposed to being on a month-by-month term. The Company paid the above-mentioned entities $88.1 million, $88.3 million and $69.2 million in commissions pursuant to such dealership contracts during Fiscal 2023, 2022 and 2021, respectively.

These agreements, excluding Dealer Agreements, provided revenue of $29.8 million, expenses of $2.4 million and cash flows of $27.4 million during Fiscal 2023. Revenues and commission expenses related to the Dealer Agreements were $418.9 million and $88.1 million, respectively, for Fiscal 2023.

In February 2011, the Company and U.S. Bank Trust Company, National Association, a national banking association as successor in interest to U.S. Bank National Association (the “Trustee”) entered into the U-Haul Investors Club® Indenture. The Company and the Trustee entered into this indenture to provide for the issuance of notes (“U-Notes”) by the Company directly to investors over the Company’s proprietary website, uhaulinvestorsclub.com. The U-Notes® are secured by various types of collateral including rental equipment and real estate. U-Notes are issued in series that vary as to principal amount, interest rate and maturity. U-Notes are obligations of the Company and are secured by the associated collateral; they are not guaranteed by any of the Company’s affiliates or subsidiaries.

As of March 31, 2023, the following related parties invested in U-Notes, in amounts in excess of $120,000, upon the following terms.

	As of March 31, 2023
Investor	Amount Outstanding	Interest Rates	Largest Outstanding (g)	Principal Repayments (g)

	(Amounts in thousands)
Edward J. Shoen (a)	$6,501	1.50% - 8.00%	$ 7,614	$1,941
Stuart M. Shoen	329	3.00% - 8.00%	361	42
Samuel J. Shoen (b)	3,368	2.75% - 8.00%	3,724	438
James P. Shoen (c)	3,329	1.50% - 8.00%	3,370	965
Diamond Ranch Trust Company (d)	1,918	5.53% - 7.75%	2,390	473
Diamond Ranch Trust Company (e)	1,960	5.53% - 7.75%	2,421	461
Diamond Ranch Trust Company (f)	1,867	2.75% - 8.00%	2,071	205
John C. (“JT”) Taylor	358	1.50% - 7.75%	358	114
John P. Brogan	132	2.75% - 5.78%	296	165
Repwest	1,732	6.65% - 8.00%	2,245	512

(a) Individually and pursuant to a trust agreement

(b) Including investments by or on behalf of his child

(c) Including investments by or on behalf of his children

(d) As trustee under the “C” Irrevocable Trust with Edward J. Shoen as grantor

(e) As trustee under the “C” Irrevocable Trust with Mark V. Shoen as grantor

(f) As trustee under the “C” Irrevocable Trust with James P. Shoen as grantor

(g) During fiscal 2023

There are no fees to join or maintain a membership with the U-Haul Investors Club. The U-Haul Investors Club operates through its proprietary website, uhaulinvestorsclub.com, and is open to all U.S. residents and entities organized under the laws of a U.S. jurisdiction, and accepts investments as low as $100.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership of, and transactions in, the Company’s securities with the SEC. Such Directors, executive officers and 10% stockholders are also required to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms received by it, the Company believes that during Fiscal 2023 all Section 16(a) filings applicable to its Directors, officers and 10% stockholders were filed on a timely basis, except for a Form 4 filed on January 6, 2023 for John Brogan in which one transaction was reported, and a Form 4 filed on February 21, 2023 for Richard Herrera, in which two transactions were reported.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders and other interested parties may communicate with the Board or with its non-executive directors as a group by addressing communications to the Board of Directors or to the Non-Executive Directors, as applicable, of U-Haul Holding Company c/o the Secretary of U-Haul Holding Company at 2727 N. Central Avenue, Phoenix, Arizona 85004. All such communications, or summaries thereof, will be relayed to the Board or to the non-executive Directors, as applicable.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

For inclusion in the proxy statement and form of proxy relating to the 2024 Annual Meeting of Stockholders of U-Haul Holding Company, a stockholder proposal intended for presentation at that meeting must be submitted in accordance with the applicable rules of the SEC, including Rule 14a-8 under the Exchange Act, and the Company’s Bylaws and received by the Secretary of U-Haul Holding Company, c/o U-Haul International, Inc., 2727 North Central Avenue, Phoenix, Arizona 85004, on or before March 11, 2024.

Proposals, including director nominations, to be presented at the 2024 Annual Meeting of Stockholders of U-Haul Holding Company that are not intended for inclusion in the proxy statement and form of proxy must also be submitted by March 11, 2024, and in accordance with the applicable provisions of the Company’s Bylaws. A copy of the Bylaws is available upon written request, delivered to the Secretary of U-Haul Holding Company at the address in the preceding paragraph. Stockholders who intend to nominate and solicit proxies in support of director nominees other than the Company’s nominees must comply with the applicable provisions of the Company’s Bylaws and Rule 14a-19 under the Exchange Act, including by providing a notice to the Company that sets forth the information required by Rule 14a-19(b).

The Company will not consider any proposal or nomination that is not timely or otherwise does not comply with the Company’s Bylaws or meet SEC requirements for submitting a proposal or nomination. The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements.

The Company suggests that proponents submit their proposals to the Secretary of U-Haul Holding Company by Certified Mail-Return Receipt Requested.

OTHER MATTERS

A copy of the Company’s Annual Report for the year ended March 31, 2023, may be viewed and downloaded from proxyvote.com or from the Company’s Investor Relations website at investors.uhaul.com, may be requested via e-mail through either such website, or requested telephonically at 1-800-579-1639. The Annual Report is not to be regarded as proxy solicitation material.

With respect to Company stockholders’ meetings following the Annual Meeting, the Company anticipates it will continue furnishing proxy materials to stockholders by posting such materials on an internet website in accordance with applicable laws and providing stockholders with notice of internet availability of such materials. Paper copies of such materials will be available to stockholders on request, for a period of one year, at no cost, in accordance with applicable laws.

UPON REQUEST, THE COMPANY WILL PROVIDE BY FIRST CLASS U.S. MAIL, TO EACH STOCKHOLDER OF RECORD AS OF THE RECORD DATE, WITHOUT CHARGE, A COPY OF THIS PROXY STATEMENT, THE PROXY CARD, AND THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2023, INCLUDING THE REQUIRED FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES. WRITTEN REQUESTS FOR THIS INFORMATION SHOULD BE DIRECTED TO: DIRECTOR, FINANCIAL REPORTING, U-HAUL INTERNATIONAL, INC., P.O. BOX 21502, PHOENIX, ARIZONA 85036-1502.

EXHIBIT A

U-HAUL HOLDING COMPANY 2023 ANNUAL MEETING OF STOCKHOLDERS

August 17, 2023

Phoenix, Arizona

MEETING PROCEDURES

In fairness to all stockholders attending the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of U-Haul Holding Company, and in the interest of an orderly meeting, we ask you to honor the following:

A. The meeting will not be open to the public. Pursuant to Section 6 of Article II of U-Haul Holding Company’s Restated Bylaws (the “Bylaws”), attendance at the Annual Meeting is limited to (i) stockholders entitled to vote at the Annual Meeting and (ii) the persons upon whom proxies valid for purposes of the meeting have been conferred or their duly appointed substitutes (if the related proxies confer a power of substitution). A person otherwise entitled to attend the Annual Meeting will cease to be so entitled if, in the judgment of the chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the Annual Meeting. Stockholders of record or their proxies and beneficial owners may be asked to show proof of entitlement to attend the Annual Meeting. Stockholders of record voting by proxy will not be admitted to the meeting unless their proxies are revoked, in which case the holders of the revoked proxies will not be permitted to attend the meeting. In addition, the media will not be given access to the meeting. The meeting will be webcast over the internet at investors.uhaul.com and such webcast will be open to the public. We encourage stockholders and other stakeholders and media members to watch the Annual Meeting via our webcast. We believe this is one way to reduce the carbon footprint attributable to the Annual Meeting.

B. With the exception of cameras and recording devices provided by the Company, cameras and recording devices of all kinds (including stenographic) are prohibited in the meeting room.

C. Pursuant to Article II, Section 9 of the Bylaws after calling the meeting to order, the chairman of the meeting will require the registration of all stockholders intending to vote in person, and the filing of all proxies with the Inspector of Elections. After the announced time for such filing of proxies has ended, no further proxies or changes, substitutions, or revocations of proxies will be accepted.

D. Pursuant to Article II, Section 9 of the Bylaws the chairman of the meeting has, among other things, absolute authority to determine the order of business to be conducted at the Annual Meeting and to establish rules for, and appoint personnel to assist in, preserving the orderly conduct of the business of the Annual Meeting (including any informal, or question-and answer, portions thereof).

E. When an item is before the Annual Meeting for consideration, questions and comments are to be confined to that item only.

F. Pursuant to Article II, Section 5 of the Bylaws, only such business (including director nominations) as shall have been properly brought before the meeting shall be conducted.

Pursuant to the Bylaws, in order to be properly brought before the meeting, such business must be a proper subject for shareholder action under Nevada law and have either been (1) specified in the written notice of the meeting (or any supplement thereto) given to stockholders on the record date for such meeting by or at the direction of the Board of Directors of the Company

(the “Board”), (2) brought before the meeting at the direction of the Board or the chairman of the annual meeting, or (3) specified in a written notice given by or on behalf of a stockholder on the record date for such meeting entitled to vote thereat or a duly authorized proxy for such stockholder, in accordance with all of the following requirements.

a) Such notice must have been delivered personally to, or mailed to and received at, the principal executive office of the corporation, addressed to the attention of the Secretary (Secretary of U-Haul Holding Company, c/o U-Haul International, Inc., 2727 North Central Avenue, Phoenix, Arizona 85004) no later than March 8, 2023.

b) Such notice must have set forth:

i.	a full description of each such item of business proposed to be brought before the meeting and the reasons for conducting such business at such meeting,

ii.	the name and address of the person proposing to bring such business before the meeting,

iii.	the class and number of shares held of record, held beneficially, and represented by proxy by such person as of the record date for the meeting,

iv.

if any item of such business involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, as amended, or any successor thereto (the “Exchange Act”), and the written consent of each such nominee to serve if elected,

v.	any material interest of such stockholder in the specified business,

vi.

whether or not such stockholder is a member of any partnership, limited partnership, syndicate, or other group pursuant to any agreement, arrangement, relationship, understanding, or otherwise, whether or not in writing, organized in whole or in part for the purpose of acquiring, owning, or voting shares of the corporation, and

vii.

all other information that would be required to be filed with the SEC if, with respect to the business proposed to be brought before the meeting, the person proposing such business was a participant in a solicitation subject to the Exchange Act.

No business shall be brought before any meeting of the Company’s stockholders otherwise than as provided in Article II, Section 5 of the Bylaws. The chairman of the meeting may, if the facts warrant, determine that any proposed item of business or nomination as director was not brought before the meeting in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the improper item of business or nomination shall be disregarded.

G. At the appropriate time, any stockholder who wishes to address the Annual Meeting should do so only upon being recognized by the chairman of the meeting. After such recognition, please state your name, whether you are a stockholder or a proxy for a stockholder, and, if you are a proxy, name the stockholder you represent. All matters should be concisely presented.

H. Pursuant to Article II, Section 6 of the Bylaws, a person otherwise entitled to attend the Annual Meeting will cease to be so entitled if, in the judgment of the chairman of the meeting, such person engages in disorderly conduct impeding the proper conduct of the meeting against the interests of all stockholders as a group.

I. If there are any question’s remaining after the meeting is adjourned, please take them up with the representatives of the Company at the Secretary’s desk. Also, any matters of a personal nature that concern you as a stockholder should be referred to these representatives after such meeting.

J. Pursuant to Article II, Section 12 of the Bylaws, all informalities or irregularities in any call or notice of a meeting, or in the areas of credentials, proxies, quorums, voting, and similar matters, will be deemed waived if no objection is made at the Annual Meeting.

K. The views, constructive comments and criticisms from stockholders are welcome. However, it is requested that no matter be brought up that is irrelevant to the business of the Company.

L. It is requested that common courtesy be observed at all times.

Our objective is to (1) encourage open communication and the free expression of ideas that are conducive to the best interests of stockholders of the Company, and (2) to conduct an informative and meaningful meeting in a fair and orderly manner. Your cooperation in accomplishing these objectives will be sincerely appreciated by the Company and its stockholders.

EXHIBIT B    Proxy Card 1 of 2 (ELLIGIBLE)HOLDING COMPANY (ELLIGIBLE)INTERNATIONAL, INC (ELLIGIBLE)DEPARTMENT 27 27 N CENTRAL AVE PHOENIX AZ 85004    SCAN TO     J VIEW MATERIALS & VOTE     VOTE BY INTERNET—www.ProxyVote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET an August 16. 2023 for shares held directly and by 11.59 P.M. ET on August 14, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you ran consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on August 16, 2023 for shares held directly and by 11:59 P.M. ET on August 14, 2023 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o i Boardridge, 51 Mercedes Way, Edgewood, NY 11717                TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS V20457-P96632_    KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ‘    DETACH AND RETURN THIS PORTION ONLY U-HAUL HOLDING COMPANY                For Withhold For All                To withhold authority to vote for any individual All    All Except    nominee(S), mark “For All Except” and write the                The Board of Directors recommends you vote FOR the number(sj of the nominee(s) on the line below. following: 1                Election of Directors                0                Nominees: 1) Edward J. Shoen 05) Richard J Herrera 2) James E. Acridge 06) Karl A. Schmidt 3) John P Brogan 07) Roberta R. 5hank 4) James J. Grogan 08) Samuel J. Shoen The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2. An advisory vote to approve the compensation paid to the Company’s Named Executive Officers as disclosed in the Proxy Statement                 3. A proposal received from Company stockholder proponents to ratify and affirm the decisions and actions taken by the Board of Directors and                 executive officers of the Company with respect to U-HAUL HOLDING COMPANY, its subsidiaries, and its various constituencies for the fiscal year ended March 31, 2023. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.    Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally All holders must sign If a corporation or partnership, please sign in full corporate or partnership name by authorized officer    Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

EXHIBIT B    Proxy Card 2 of 2                Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.ProxyVote.com                V20458-P96632    U-HAUL HOLDING COMPANY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS August 17,2023 The stockholder(s) hereby appoint(s) Samuel J. Shoen as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of U-HAUL HOLDING COMPANY that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. PDT, on Thursday, August 17, 2023, at the Shoen Family Conference and Fitness Center, 45 E. Roanoke Rd., Phoenix, Arizona 85004 and via webcast at http://investors.uhaul.com, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSALS 2 AND 3. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.                Continued and to be signed on reverse side